EX-23.1.1

                                     CONSENT


TO:      The Securities and Exchange Commission
         Washington, D.C.  20549

RE:      United Management, Inc.


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-effective Amendment No. 1 to Registration Statement No. 333-37198 of United Management, Inc. on Form SB-2 of our report dated August 24, 1999 on the financial statements of United Management, Inc. appearing in the Prospectus, which is part of this Registration.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

Kish, Leake, and Associates
Englewood, Colorado
December 11, 2000